Exhibit 10.2

Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K on the basis that they are not material and are the type of information that the registrant treats as confidential and private.

FIRST AMENDMENT TO THE LICENSE AGREEMENT BETWEEN THE REGENTS OF
THE UNIVERSITY OF CALIFORNIA AND EXXEL PHARMA, INC

This first amendment (the “First Amendment”), dated March 7, 2024 (the“Effective Date”), is made by and between The Regents of the University of California (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12h Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Irvine located at 5270 California Ave, Suite #100, Irvine, CA 92697-7700 and Exxel Pharma, Inc. (“Licensee”) having a principal place of business at 12635 E Montview Blvd, Suite 134, Aurora, CO 80045 and amends the license agreement with Licensee, dated August 17, 2021 with UC Agreement Control Number 2022-04-0094 (the “License Agreement”).

RECITALS

WHEREAS, Licensee has requested an extension of certain diligence milestones and The Regents is willing to agree to such extensions;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this First Amendment mutually agree to amend the License Agreement as follows:

1.	Replace PARAGRAPHS 7.3(A) – 7.3(F) of the License Agreement with the following to extend the deadlines therein:

(A)	Spend a minimum of on the development of a Licensed Product within four and a half years of the Effective Date of the License Agreement, such development may be in the form of sponsored research at UCI;

(B)	Begin a Phase I clinical trial and complete a first human dosing with a Licensed Product no later than ;

(C)	Initiate a Phase II clinical trial with a Licensed Product no later than ;

(D)	Initiate pivotal phase III clinical trial with a Licensed Product no later than ;

(E)	File for regulatory approval for a Licensed Product with the FDA or EMA no later than ; and

(F)	Complete a First Commercial Sale of a Licensed Product, no later than one year after receiving regulatory approval for such Licensed Product by the FDA or EMA.

All other terms and conditions of the License Agreement remain the same.

This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the parties have executed this First Amendment by their duly authorized representatives for good and valuable consideration.

EXXEL PHARMA INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Soren Mogelsvang, PhD	By:	/s/ Casie Kelly
Name:	Soren Mogelsvang, PhD	Name:	Casie Kelly
Title:	President and CEO	Title:	Director, Research Translation
Date:	March 11, 2024	Date:	March 11, 2024

APPENDIX A

REGENTS’ PATENT RIGHTS

1)	UC CASE NO. [#] (“[INVENTION NAME]”)

Provisional Patent Application No. [#] entitled, “[INVENTION NAME]”, filed [FILING DATE] (UC Case No. [UC CASE #]) by Dr(s). [INVENTOR’S NAME(S)], and assigned to The Regents.

U.S. Patent Application No. [#] entitled, “[INVENTION NAME]”, filed [FILING DATE] (UC Case No. [UC CASE #]) by Dr(s) [INVENTOR’S NAME(S)], and assigned to The Regents.

United States Patent No. [#] entitled, “[INVENTION NAME]”, filed [FILING DATE] (UC Case No. [UC CASE #]) by Dr(s). [INVENTOR’S NAME(S)], and assigned to The Regents.

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